As filed with the Securities and Exchange Commission on August 20, 1996
                                                Registration No. 33-__________
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                               FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                           VLSI TECHNOLOGY, INC.
          (Exact name of registrant as specified in its charter)

              Delaware                            94-2597282
    (State or other jurisdiction               (I.R.S. Employer
    of incorporation or organization)          Identification No.)

                              1109 McKay Drive
                        San Jose, California  95131
       (Address of principal executive offices, including zip code)
                              ---------------

                              1992 Stock Plan
                          (Full title of the plan)

                              ---------------

                              ALFRED J. STEIN,
                          Chief Executive Officer
                           VLSI TECHNOLOGY, INC.
                              1109 McKay Drive
                        San Jose, California  95131
                              (408) 434-3000
        (name, address and telephone number, Including area code,
                           of agent for service)

                                 Copy to:
                          ANN YVONNE WALKER, ESQ.
                    Wilson, Sonsini, Goodrich & Rosati
                         Professional Corporation
                             650 Page Mill Road
                        Palo Alto, California 94304

==============================================================================
                     CALCULATION OF REGISTRATION FEE
==============================================================================
 Title of            Amount            Proposed      Proposed     Amount of
 Securities          to be             Maximum       Maximum      Registration
 to be               Registered(1)     Offering      Aggregate    Fee(2)
 Registered                            Price         Offering
                                       Per Unit (2)  Price (2)
 ------------------- ----------------- ------------- ------------ ----------
 Common Stock, $0.01
  par value, to be
  issued under
  1992 Stock Plan    5,000,000 shares  $13.4375/sh.  $67,187,500  $23,168.10
==============================================================================

(1) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus relating hereto also relates to shares registered under Form S-8 Registration Statements Nos. 2-86600, 2-90890, 33-4797, 33-21116,
    33-52908 and 33-57433.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the average of the high and low sale prices on August 19, 1996, as reported on the NASDAQ National Market.

                           VLSI TECHNOLOGY, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       There are hereby incorporated by reference into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

   1. The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 1996 and June 28, 1996, filed pursuant to Section 13 of the Exchange Act.

   3. The Company's Registration Statement on Form 8-A dated April 20, 1984 and the Company's Registration Statement on Form 8-A/A (Amendment No. 1) dated November 30, 1993, relating to its Common Stock, as amended by subsequently filed Exchange Act reports.

   4. The Company's Registration Statement on Form 8-A dated November 20, 1989, relating to its Share Purchase Rights, as amended by the Form 8 Amendment Number 1 dated August 12, 1992, the Form 8 Amendment Number 2 dated August 25, 1992, and subsequently filed Exchange Act reports.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.


Item 4.  DESCRIPTION OF SECURITIES

       Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Bylaws of the Company provides that the Company shall indemnify certain agents of the Company against judgments, fines, settlements and other expenses arising from such person's agency relationship with the Company provided that the standard of conduct set forth therein is met. The effect of Article VI is to require that the Company provide indemnification to such agents to the maximum extent permitted by the Delaware General Corporation Law. Agents covered by this indemnification provision include current and former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

       In addition, the Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements are based on the provisions of Section 145 of the Delaware General Corporation Law and attempt to provide the directors and officers of the Company with the maximum indemnification allowed under Delaware law. In certain instances, they may result in an expansion of the substantive protection available to such individuals under the Bylaws.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.


Item 8.  EXHIBITS

         Footnotes appear at the end of the exhibits list.

    Exhibit
    Number                Document
    -------    ---------------------------------------

       4.1 The Company hereby agrees to file, upon request of the Commission, a copy of all instruments not otherwise filed with respect to long-term debt of the Company or any of its subsidiaries for which the total amount of debt authorized under such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

       4.2(1) Restated Certificate of Incorporation of the Company filed September 16, 1987.

       4.3(2) Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock filed with the Secretary of State of the State of Delaware on August 12, 1992.

    Exhibit
    Number                Document
    -------    ---------------------------------------

       4.4(2) Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 20, 1992, increasing the authorized amount of Common Stock of the Company by 15,000,000 shares.

       4.5(3) Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 5, 1995, increasing the authorized amount of Common Stock of the Company by 45,000,000 shares.

       4.6(4) Indenture, dated as of September 1, 1995, between the Company and Harris Trust and Savings Bank, as Trustee, with respect to issuance of $172,500,000 of 8.25% Convertible Subordinated Notes due October 1, 2005.

       4.7(4)  Form of 8.25% Convertible Subordinated Notes due October 1, 2005.

       4.8(5)  First Amended and Restated Rights Agreement, dated as of
               August 12, 1992, by and between the Company and the First National Bank of Boston, as Rights Agent, including the form of Rights Certificate attached as Exhibit A thereto.

       4.9(6) Amendment No. 1 to First Amended and Restated Rights Agreement, dated August 24, 1992, by and between the Company and the First National Bank of Boston, as Rights Agent, including the form of Rights Certificate attached as Exhibit A thereto.

       5.1 Opinion of counsel as to legality of securities being registered.

      23.1     Consent of Ernst & Young LLP, Independent Auditors.

      23.2     Consent of Counsel (contained in Exhibit 5.1).

      24.1     Power of Attorney (See page 7).

- -----------------------

(1) Incorporated by reference from Exhibits to Annual Report on Form 10-K for the fiscal year ended December 27, 1987.
(2) Incorporated by reference from Exhibits to Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1992.
(3) Incorporated by reference from Exhibits to Registration Statement on Form S-3, Reg. No. 33-60049.
(4) Incorporated by reference from Exhibits to Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 1995.
(5) Incorporated by reference from Exhibits to Form 8 Amendment No. 1 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 12, 1992.
(6) Incorporated by reference from Exhibits to Form 8 Amendment No. 2 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 25, 1992.

Item 9.  UNDERTAKINGS

  (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1993, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 20th day of August , 1996.

                                       VLSI TECHNOLOGY, INC.

                                       By: ___/s/_Larry_L._Grant__________
                                           Larry L. Grant
                                           Vice President, General Counsel
                                            and Secretary

                            POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred J. Stein and Larry L. Grant, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature      	          Title        	                Date
   ---------------             -----------                     ----------

__/s/_Alfred_J._Stein______   Chairman of the Board, Chief     August 20, 1996
(Alfred J. Stein)             Executive Officer (Principal
                              Executive Officer) and Director

__/s/_Gregory_K._Hinckley__   Senior Vice President, Finance,  August 20, 1996
(Gregory K. Hinckley)         and Chief Financial Officer
                              (Principal Financial Officer)

__/s/_Balakrishnan_S._Iyer_   Vice President and Controller    August 20, 1996
(Balakrishnan S. Iyer)        (Principal Accounting Officer)

___________________________   Director                         August __, 1996
(Pierre S. Bonelli)

___________________________   Director                         August __, 1996
(Robert P. Dilworth)

__/s/_William_G._Howard,_Jr   Director                         August 20, 1996
(William G. Howard, Jr.)

__/s/_Paul_R._Low__________   Director                         August 20, 1996
(Paul R. Low)

__/s/_Horace_H._Tsiang_____   Director                         August 20, 1996
(Horace H. Tsiang)